Exhibit 99.1

CVR Energy Reports First Quarter 2025 Results

•First quarter net loss attributable to CVR Energy stockholders of $123 million; EBITDA loss of $61 million; adjusted EBITDA of $24 million
•First quarter loss per diluted share of $1.22 and adjusted loss per diluted share of 58 cents
•CVR Energy will not pay a cash dividend for the first quarter of 2025
•CVR Partners announced a cash distribution of $2.26 per common unit

SUGAR LAND, Texas (April 28, 2025) – CVR Energy, Inc. (NYSE: CVI, “CVR Energy” or the “Company”) today announced first quarter 2025 net loss attributable to CVR Energy stockholders of $123 million, or $1.22 per diluted share, compared to first quarter 2024 net income attributable to CVR Energy stockholders of $82 million, or 81 cents per diluted share. Adjusted loss for the first quarter of 2025 was 58 cents per diluted share, compared to adjusted earnings per diluted share of 4 cents in the first quarter of 2024. Net loss for the first quarter of 2025 was $105 million, compared to net income of $90 million in the first quarter of 2024. First quarter 2025 EBITDA loss was $61 million, compared to first quarter 2024 EBITDA of $203 million. Adjusted EBITDA for the first quarter of 2025 was $24 million, compared to adjusted EBITDA of $99 million in the first quarter of 2024.

“CVR Energy’s 2025 first quarter earnings results for its refining business were impacted by planned and unplanned downtime at the Coffeyville refinery,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “With the turnaround at Coffeyville now completed, we are well-positioned for the upcoming driving season, and we currently have no planned turnarounds at either refinery until 2027.

“CVR Partners achieved solid operating results for the first quarter of 2025, with a combined ammonia production rate of 101 percent,” Lamp said. “CVR Partners was pleased to declare a first quarter 2025 cash distribution of $2.26 per common unit.”

Petroleum Segment

The Petroleum Segment reported a first quarter 2025 net loss of $160 million and EBITDA loss of $119 million, compared to net income of $127 million and EBITDA of $171 million for the first quarter of 2024. Adjusted EBITDA loss for the Petroleum Segment was $30 million for the first quarter of 2025, compared to adjusted EBITDA of $67 million for the first quarter of 2024.

Combined total throughput for the first quarter of 2025 was approximately 120,000 barrels per day (“bpd”) compared to approximately 196,000 bpd of combined total throughput for the first quarter of 2024. The decrease in throughput was primarily due to the turnaround at the Coffeyville, Kansas, refinery during the first quarter of 2025.

Refining margin for the first quarter of 2025 was $(5) million, or (42) cents per total throughput barrel, compared to $290 million, or $16.29 per total throughput barrel, during the same period in 2024. Included in our first quarter 2025 refining margin were unfavorable mark-to-market impacts on our outstanding Renewable Fuel Standard (“RFS”) obligation of $112 million, favorable unrealized derivative impacts of $3 million primarily related to Canadian crude oil positions, and favorable inventory valuation impacts of $20 million. Excluding these items, adjusted refining margin for the first quarter of 2025 was $7.72 per barrel, compared to an adjusted refining margin per barrel of $10.46 for the first quarter of 2024. The decrease in adjusted refining margin per barrel was primarily due to a decrease in the Group 3 2-1-1 crack spread.

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Renewables Segment

Effective beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and due to the prominence of the renewables business relative to the Company’s overall 2024 performance, we revised our reportable segments to reflect a new reportable segment: Renewables. The Renewables Segment includes the operations of the renewable diesel unit and renewable feedstock pretreater at the refinery in Wynnewood, Oklahoma.

The Renewables Segment reported first quarter 2025 net income of less than $1 million and EBITDA of $6 million, compared to net loss of $10 million and EBITDA loss of $4 million for the first quarter of 2024. Adjusted EBITDA for the Renewables Segment was $3 million for the first quarter of 2025, compared to adjusted EBITDA loss of $5 million for the first quarter of 2024.

Total vegetable oil throughput for the first quarter of 2025 was approximately 156,000 gallons per day (“gpd”), compared to approximately 76,000 gpd for the first quarter of 2024.

Renewables margin was $16 million, or $1.13 per vegetable oil throughput gallon, for the first quarter of 2025 compared to $4 million, or 65 cents per vegetable oil throughput gallon, for the first quarter of 2024. Factors contributing to our first quarter 2025 renewables margin were higher net sales of $33 million resulting from increased production and sales volumes in the current period coupled with increased D4 RIN and LCFS credit prices, partially offset by a decrease in average CARB ULSD prices of 26 cents per gallon. Higher net sales were partially offset by higher cost of sales of $22 million due to an increase in throughput and production volumes.

Nitrogen Fertilizer Segment

The Nitrogen Fertilizer Segment reported net income of $27 million and EBITDA of $53 million on net sales of $143 million for the first quarter of 2025, compared to net income of $13 million and EBITDA of $40 million on net sales of $128 million for the first quarter of 2024.

Production at CVR Partners, LP’s (“CVR Partners”) fertilizer facilities increased compared to the first quarter of 2024, producing a combined 216,000 tons of ammonia during the first quarter of 2025, of which 64,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 348,000 tons of urea ammonia nitrate (“UAN”). During the first quarter of 2024, the fertilizer facilities produced a combined 193,000 tons of ammonia, of which 60,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 305,000 tons of UAN.

For the first quarter 2025, average realized gate prices for ammonia showed an increase compared to the prior year, up 5 percent to $554 per ton, and UAN was down 4 percent over the prior year to $256 per ton. Average realized gate prices for ammonia and UAN were $528 and $267 per ton, respectively, for the first quarter of 2024.

Corporate and Other

The Company reported an income tax benefit of $49 million, or 31.8 percent of loss before income taxes, for the three months ended March 31, 2025, compared to an income tax expense of $17 million, or 15.9 percent of income before income taxes, for the three months ended March 31, 2024. The decrease in income tax expense was primarily due to a decrease in overall pretax earnings while the change in the effective tax rate was primarily due to changes in pretax earnings attributable to noncontrolling interest and the impact of federal and state tax credits and incentives in relation to overall pretax earnings.

Cash, Debt and Dividend

Consolidated cash and cash equivalents were $695 million at March 31, 2025, a decrease of $292 million from December 31, 2024. Consolidated total debt and finance lease obligations were $1.9 billion at March 31, 2025, including $570 million held by the Nitrogen Fertilizer Segment.

CVR Energy will not pay a cash dividend for the first quarter of 2025.

Today, CVR Partners announced that the Board of Directors of its general partner declared a first quarter 2025 cash distribution of $2.26 per common unit, which will be paid on May 19, 2025, to common unitholders of record as of May 12, 2025.

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First Quarter 2025 Earnings Conference Call

CVR Energy previously announced that it will host its first quarter 2025 Earnings Conference Call on Tuesday, April 29, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The first quarter 2025 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/uxpz7jf5. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13752979.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; drivers of our results; EBITDA and Adjusted EBITDA; impacts of planned and unplanned downtime; our position for the upcoming driving season; timing of turnarounds and impacts thereof on our results; asset utilization, capture, production volume, throughput, product yield and crude oil gathering rates, including the factors impacting same; cash flow generation; operating income and net sales, including the factors impacting same; refining margin; crack spreads, including the drivers thereof; impact of costs to comply with the RFS and revaluation of our RFS liability; inventory levels and valuation impacts; derivative gains and losses and the drivers thereof; renewable feedstocks; production rates and operations capabilities of our renewable diesel unit, including the ability to return to hydrocarbon service; demand trends; RIN generation levels; benefits of our corporate transformation to segregate our renewables business; access to capital and new partnerships; RIN pricing, including its impact on performance and the Company’s ability to offset the impact thereof; LCFS credit and CARB ULSD pricing; carbon capture and decarbonization initiatives; demand for refined products; ammonia and UAN pricing; global fertilizer industry conditions; grain prices; crop inventory levels; crop and planting levels; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; income tax expense and benefits, including the drivers thereof; pretax earnings and our effective tax rate; the availability and impact of tax credits and incentives; use of proceeds under our debt instruments; debt levels; cash and cash equivalent levels; dividends and distributions, including the timing, payment and amount (if any) thereof; direct operating expenses, capital expenditures, depreciation and amortization; turnaround expense; cash reserves; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of Company to pay cash dividends and of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; impacts of the planting season on CVR Partners; our controlling shareholder’s intention regarding ownership of our common stock or CVR Partners’ common units; general economic and business conditions; political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the oil and gas industry and the United States economy generally as a result of actions taken by a new administration, including the imposition of tariffs or changes in climate or other energy laws, rules, regulations, or policies; impacts of plant outages; potential operating hazards from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the renewable fuels and petroleum refining and marketing business, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own 37 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

Contact Information:

Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

As a result of continuing volatile market conditions and the impacts certain non-cash items may have on the evaluation of our operations and results, the Company began disclosing the Adjusted Refining Margin non-GAAP measure, as defined below, in the second quarter of 2024. We believe the presentation of this non-GAAP measure is meaningful to compare our operating results between periods and better aligns with our peer companies. All prior periods presented have been conformed to the definition below.

The following are non-GAAP measures we present for the periods ended March 31, 2025 and 2024:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA, Renewables EBITDA, and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Renewables Margin - The difference between our Renewables Segment net sales and cost of materials and other.

Adjusted Renewables Margin - Renewables Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Renewables Margin and Adjusted Renewables Margin, per Vegetable Oil Throughput Gallon - Renewables Margin and Adjusted Renewables Margin divided by the total vegetable oil throughput gallons for the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period.

Direct Operating Expenses per Vegetable Oil Throughput Gallon - Direct operating expenses for our Renewables Segment divided by total vegetable oil throughput gallons for the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period.

Adjusted EBITDA, Petroleum Adjusted EBITDA, Renewables Adjusted EBITDA, and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA, Renewables EBITDA, and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Petroleum Segment

Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future due to capitalized expenditures as part of planned turnarounds. Total capitalized expenditures were $166 million and $39 million during the three months ended March 31, 2025 and 2024, respectively.

CVR Energy, Inc.
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Net sales	$1,646	$1,863
Operating costs and expenses:
Cost of materials and other	1,517	1,463
Direct operating expenses (exclusive of depreciation and amortization)	154	164
Depreciation and amortization	66	75
Cost of sales	1,737	1,702
Selling, general and administrative expenses (exclusive of depreciation and amortization)	37	36
Depreciation and amortization	2	1
Loss on asset disposal	1	1
Operating (loss) income	(131)	123
Other (expense) income:
Interest expense, net	(25)	(20)
Other income, net	2	4
(Loss) income before income tax benefit	(154)	107
Income tax (benefit) expense	(49)	17
Net (loss) income	(105)	90
Less: Net income attributable to noncontrolling interest	18	8
Net (loss) income attributable to CVR Energy stockholders	$(123)	$82

Basic and diluted (loss) earnings per share	$(1.22)	$0.81
Dividends declared per share	$—	$0.50

Adjusted (loss) earnings per share *	$(0.58)	$0.04
EBITDA *	$(61)	$203
Adjusted EBITDA *	$24	$99

Weighted-average common shares outstanding - basic and diluted	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Consolidated Balance Sheet Data

(in millions)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$695	$987
Working capital (inclusive of cash and cash equivalents)	395	726
Total assets	4,251	4,263
Total debt and finance lease obligations, including current portion	1,918	1,919
Total liabilities	3,480	3,375
Total CVR stockholders’ equity	580	703

Selected Consolidated Cash Flow Data

	Three Months Ended March 31,
(in millions)	2025	2024
Net cash used in:
Operating activities	$(195)	$177
Investing activities	(82)	(55)
Financing activities	(15)	(664)
Net decrease in cash, cash equivalents, and restricted cash	$(292)	$(542)

Free cash flow *	$(285)	$121

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

	Three Months Ended March 31,
	2025				2024
(in millions)	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated
Net sales	$1,477	$66	$143	$1,646	$1,722	$33	$128	$1,863
Operating (loss) income	(161)	—	35	(131)	118	(10)	20	123
Net (loss) income	(160)	—	27	(105)	127	(10)	13	90
EBITDA *	(119)	6	53	(61)	171	(4)	40	203

Capital expenditures (1)
Maintenance	$41	$—	$4	$45	$22	$1	$5	$30
Growth	8	—	2	10	14	7	—	21
Total capital expenditures	$49	$—	$6	$55	$36	$8	$5	$51

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures.

Selected Balance Sheet Data

	March 31, 2025				December 31, 2024
(in millions)	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents (1)	$434	$20	$122	$695	$735	$13	$91	$987
Total assets	3,297	422	1,014	4,251	3,288	420	1,019	4,263
Total debt and finance lease obligations, including current portion (2)	352	—	570	1,918	354	—	569	1,919

(1)Corporate cash and cash equivalents consisted of $119 million and $148 million at March 31, 2025 and December 31, 2024, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $996 million and $996 million at March 31, 2025 and December 31, 2024, respectively.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended March 31,
(in millions)	2025	2024
Refining margin *	$(0.42)	$16.29
Adjusted refining margin *	7.72	10.46
Direct operating expenses *	8.58	5.78

*See “Non-GAAP Reconciliations” section below.

Refining Throughput and Production Data by Refinery

Throughput Data	Three Months Ended March 31,
(in bpd)	2025	2024
Coffeyville
Gathered crude	26,728	62,405
Other domestic	12,348	45,925
Canadian	640	9,532
Condensate	—	7,700
Other feedstocks and blendstocks	6,330	12,569
Wynnewood
Gathered crude	58,420	43,059
Other domestic	573	—
Condensate	10,152	10,262
Other feedstocks and blendstocks	5,186	4,340
Total throughput	120,377	195,792

Production Data	Three Months Ended March 31,
(in bpd)	2025	2024
Coffeyville
Gasoline	18,940	72,723
Distillate	20,233	56,007
Other liquid products	6,324	4,554
Solids	1,321	4,980
Wynnewood
Gasoline	39,740	31,984
Distillate	24,948	19,166
Other liquid products	5,058	5,563
Solids	11	6
Total production	116,575	194,983

Crude utilization (1)	52.7%	86.6%
Light product yield (as % of crude throughput) (2)	95.4%	100.6%
Liquid volume yield (as % of total throughput) (3)	95.7%	97.0%
Distillate yield (as % of crude throughput) (4)	41.5%	42.0%

(1)Total Gathered crude, Other domestic, Canadian, and Condensate throughput (collectively, “Total Crude Throughput”) divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Total Gasoline and Distillate divided by Total Crude Throughput.

(3)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(4)Total Distillate divided by Total Crude Throughput.

Key Market Indicators

	Three Months Ended March 31,
	2025	2024
West Texas Intermediate (WTI) NYMEX	$71.42	$76.91
Crude Oil Differentials to WTI:
Brent	3.56	4.85
WCS (heavy sour)	(12.45)	(16.91)
Condensate	(0.64)	(0.83)
Midland Cushing	1.10	1.59
NYMEX Crack Spreads:
Gasoline	16.83	22.55
Heating Oil	28.46	36.87
NYMEX 2-1-1 Crack Spread	22.64	29.71
PADD II Group 3 Product Basis:
Gasoline	(2.81)	(9.97)
Ultra-Low Sulfur Diesel	(7.19)	(10.35)
PADD II Group 3 Product Crack Spread:
Gasoline	14.02	12.58
Ultra-Low Sulfur Diesel	21.27	26.51
PADD II Group 3 2-1-1	17.65	19.55

Renewables Segment

Key Operating Metrics per Vegetable Oil Throughput Gallon

	Three Months Ended March 31,
	2025	2024
Renewables margin *	$1.13	$0.65
Adjusted renewables margin *	0.94	0.47
Direct operating expenses *	0.48	0.84

*See “Non-GAAP Reconciliations” section below.

Renewables Throughput and Production Data

	Three Months Ended March 31,
(in gallons per day)	2025	2024
Throughput Data
Corn Oil	19,503	31,295
Soybean Oil	136,440	44,362

Production Data
Renewable diesel	144,189	62,594

Renewable utilization (1)	61.9%	30.0%
Renewable diesel yield (as % of corn and soybean oil throughput)	92.5%	82.7%

(1)Total corn and soybean oil throughput divided by total renewable throughput capacity of 252,000 gallons per day.

Key Market Indicators

	Three Months Ended March 31,
	2025	2024
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	$0.44	$0.47
Midwest crude corn oil (dollars per pound)	0.47	0.55
CARB ULSD (dollars per gallon)	2.41	2.66
NYMEX ULSD (dollars per gallon)	2.38	2.71
California LCFS (dollars per metric ton)	66.12	63.53
Biodiesel RINs (dollars per RIN)	0.79	0.58

Nitrogen Fertilizer Segment

	Three Months Ended March 31,
(percent of capacity utilization)	2025	2024
Ammonia utilization rate (1)	101%	90%

(1)Reflects our ammonia utilization rate on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of CVR Partners’ facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three months ended March 31, 2025 and 2024 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended March 31,
	2025	2024
Consolidated sales volumes (thousands of tons):
Ammonia	60	70
UAN	336	284

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$554	$528
UAN	256	267

Consolidated production volume (thousands of tons):
Ammonia (gross produced) (2)	216	193
Ammonia (net available for sale) (2)	64	60
UAN	348	305

Feedstock:
Petroleum coke used in production (thousands of tons)	131	128
Petroleum coke used in production (dollars per ton)	$42.43	$75.71
Natural gas used in production (thousands of MMBtus) (3)	2,159	2,148
Natural gas used in production (dollars per MMBtu) (3)	$4.62	$3.10
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,605	1,765
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$4.63	$3.49

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2025	2024
Ammonia — Southern plains (dollars per ton)	$562	$567
Ammonia — Corn belt (dollars per ton)	618	598
UAN — Corn belt (dollars per ton)	324	292

Natural gas NYMEX (dollars per MMBtu)	$3.87	$2.10

Q2 2025 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2025. See “Forward-Looking Statements” above.

	Q2 2025
	Low	High
Petroleum
Total throughput (bpd)	160,000	180,000
Crude utilization (1)	82%	90%
Direct operating expenses (in millions) (2)	$105	$115
Turnaround (in millions) (3)	15	20

Renewables
Total throughput (in millions of gallons)	16	20
Renewable utilization (4)	70%	87%
Direct operating expenses (in millions) (2)	$8	$10

Nitrogen Fertilizer
Ammonia utilization rate	93%	97%
Direct operating expenses (in millions) (2)	$57	$62

Capital Expenditures (in millions) (3)
Petroleum	$35	$40
Renewables	2	4
Nitrogen Fertilizer	18	22
Other	1	3
Total capital expenditures	$56	$69

(1)Represents crude oil throughput divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and inventory valuation impacts.
(3)Turnaround and capital expenditures are disclosed on an accrual basis.
(4)Represents renewable feedstock throughput divided by total renewable throughput capacity of 252,000 gallons per day.

Non-GAAP Reconciliations

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2025	2024
Net (loss) income	$(105)	$90
Interest expense, net	25	20
Income tax (benefit) expense	(49)	17
Depreciation and amortization	68	76
EBITDA	(61)	203
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	112	(91)
Unrealized (gain) loss on derivatives, net	(3)	24
Inventory valuation impacts, favorable	(24)	(37)
Adjusted EBITDA	$24	$99

Reconciliation of Basic and Diluted (Loss) Earnings per Share to Adjusted (Loss) Earnings per Share

	Three Months Ended March 31,
	2025	2024
Basic and diluted (loss) earnings per share	$(1.22)	$0.81
Adjustments: (1)
Revaluation of RFS liability, unfavorable (favorable)	0.84	(0.67)
Unrealized (gain) loss on derivatives, net	(0.03)	0.18
Inventory valuation impacts, favorable	(0.17)	(0.28)
Adjusted (loss) earnings per share	$(0.58)	$0.04

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.

Reconciliation of Net Cash (Used In) Provided By Operating Activities to Free Cash Flow

	Three Months Ended March 31,
(in millions)	2025	2024
Net cash (used in) provided by operating activities	$(195)	$177
Less:
Capital expenditures	(51)	(47)
Capitalized turnaround expenditures	(43)	(12)
Return of equity method investment	4	3
Free cash flow	$(285)	$121

Reconciliation of Petroleum Segment Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2025	2024
Petroleum net (loss) income	$(160)	$127
Interest (income) expense, net	—	(4)
Depreciation and amortization	41	48
Petroleum EBITDA	(119)	171
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	112	(91)
Unrealized (gain) loss on derivatives, net	(3)	24
Inventory valuation impacts, favorable (1)	(20)	(37)
Petroleum Adjusted EBITDA	$(30)	$67

Reconciliation of Petroleum Segment Gross (Loss) Profit to Refining Margin and Adjusted Refining Margin

	Three Months Ended March 31,
(in millions)	2025	2024
Net sales	$1,477	$1,722
Less:
Cost of materials and other	(1,482)	(1,432)
Direct operating expenses (exclusive of depreciation and amortization)	(93)	(103)
Depreciation and amortization	(41)	(48)
Gross (loss) profit	(139)	139
Add:
Direct operating expenses (exclusive of depreciation and amortization)	93	103
Depreciation and amortization	41	48
Refining margin	(5)	290
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	112	(91)
Unrealized (gain) loss on derivatives, net	(3)	24
Inventory valuation impacts, favorable (1)	(20)	(37)
Adjusted refining margin	$84	$186

Total throughput barrels per day	120,377	195,792
Days in the period	90	91
Total throughput barrels	10,833,969	17,817,099

Refining margin per total throughput barrel	$(0.42)	$16.29
Adjusted refining margin per total throughput barrel	7.72	10.46
Direct operating expenses per total throughput barrel	8.58	5.78

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

Reconciliation of Renewables Segment Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2025	2024
Renewables net income (loss)	$—	$(10)
Depreciation and amortization	6	6
Renewables EBITDA	6	(4)
Adjustments:
Inventory valuation impacts, favorable (1)	(3)	(1)
Renewables Adjusted EBITDA	$3	$(5)

Reconciliation of Renewables Segment Gross Profit (Loss) to Renewables Margin and Adjusted Renewables Margin

	Three Months Ended March 31,
(in millions, except throughput data)	2025	2024
Net sales	$66	$33
Less:
Cost of materials and other	50	29
Direct operating expenses (exclusive of depreciation and amortization)	6	5
Depreciation and amortization	6	6
Gross profit (loss)	4	(7)
Add:
Direct operating expenses (exclusive of depreciation and amortization)	6	5
Depreciation and amortization	6	6
Renewables margin	16	4
Inventory valuation impacts, favorable (1)	(3)	(1)
Adjusted renewables margin	$13	$3

Total vegetable oil throughput gallons per day	155,943	75,657
Days in the period	90	91
Total vegetable oil throughput gallons	14,034,826	6,884,761

Renewables margin per vegetable oil throughput gallon	$1.13	$0.65
Adjusted renewables margin per vegetable oil throughput gallon	0.94	0.47
Direct operating expenses per vegetable oil throughput gallon	0.48	0.84

(1)The Renewables Segment’s basis for determining inventory value under GAAP is FIFO. Changes in renewable diesel and renewable feedstock prices can cause fluctuations in the inventory valuation of renewable diesel, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when renewable diesel prices increase and an unfavorable inventory valuation impact when renewable diesel prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

Reconciliation of Nitrogen Fertilizer Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2025	2024
Nitrogen Fertilizer net income	$27	$13
Interest expense, net	8	8
Depreciation and amortization	18	19
Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$53	$40